Exhibit 99.1

MEDQUIST ANNOUNCES DELAY IN FORM 10-Q FILING

MT. LAUREL, N.J., August 9, 2007 (BUSINESS WIRE) — MedQuist Inc. (Pink Sheets: MEDQ.PK) today filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (SEC) stating that the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 would not be timely filed with the SEC.  On July 5, 2007, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC. The filing contained financial information for the years ended December 31, 2005, 2004 and 2003, as well as interim financial information for each quarterly period in 2005, 2004 and 2003.  The Company anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007 and June 30, 2007 during the third quarter of 2007.

About MedQuist:

MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web- based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements contained herein constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements about the timing of the filing of certain of the Company’s outstanding periodic reports with the SEC. These statements are only predictions and as such are not guarantees and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company’s actual results may differ from the forward-looking statements for many reasons, including the risks, uncertainties and assumptions, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption entitled “Risk Factors” and discussions of potential risks, uncertainties and assumptions in the Company’s subsequent filings with the SEC.

Web site: http://www.medquist.com

SOURCE: MedQuist Inc.

Feinstein Kean Healthcare

Craig Martin, 617-761-6729

craig.martin@fkhealth.com